Exhibit 32
CERTIFICATIONS PURSUANT TO SECURITIES EXCHANGE ACT OF 1934
RULE 13a-14(b) OR 15d-14(b) AND
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of ABM Industries Incorporated (the “Company”) for the quarter ended July 31, 2022, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Scott Salmirs, Chief Executive Officer of the Company, and Earl R. Ellis, Chief Financial Officer of the Company, each certifies for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code, that:
(1)    the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and
(2)    the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

September 9, 2022	/s/ Scott Salmirs
Scott Salmirs
Chief Executive Officer
(Principal Executive Officer)

September 9, 2022	/s/ Earl R. Ellis
Earl R. Ellis
Chief Financial Officer
(Principal Financial Officer)